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Exhibit 99.1

                      NEON SYSTEMS ANNOUNCES REORGANIZATION

         SUGAR LAND, TX (March 7, 2003) - NEON(R) Systems, Inc. (Nasdaq: NEON), a leader in enterprise-class mainframe adapters, today announced that it has undergone a corporate and management reorganization. Louis R. Woodhill has resigned from his positions as President and Chief Executive Officer and as a director of NEON Systems to pursue his other commercial and entrepreneurial interests. Over the past sixteen months Mr. Woodhill provided strategic leadership while NEON evaluated and ultimately exited its under-performing businesses and refocused its operations on its Shadow product line.

         Mark Cresswell, NEON's Senior Vice President and General Manager of NEON's Shadow Division, has been promoted to the position of President and Chief Operating Officer of NEON Systems. The Board of Directors of NEON will conduct an executive search to identify a Chief Executive Officer.

         "It is a privilege and an honor to lead NEON in the next phase of its evolution," said Mr. Cresswell. "I am excited by our prospects for the coming year. The focus and cost-efficiencies that result from this reorganization will better position us for profitability while maintaining our longer-term revenue growth objectives. We will continue to strengthen our relationships with our partners and customers and raise the bar even further on product functionality and customer care. "

         In connection with the corporate reorganization, NEON undertook a reduction in workforce of approximately 26% of its overall employee base. NEON will record the related severance and other restructuring charges in the fiscal quarter ending March 31, 2003.

         About NEON Systems

NEON Systems, Inc. (Nasdaq: NEON) is a leader in enterprise-class mainframe adapters. NEON's Shadow technology a leading industry choice for integrating application platform suites and IBM zSeries mainframes, delivering high-performance, scalability and managed interconnectivity. Flexible industry standard APIs and evolutionary Web Services enable Shadow adapters to unlock the intrinsic value of mainframe business data and logic for a new age of applications. For more information on the future of mainframe integration, see our Website, at www.neonsys.com or call 800-505-NEON.

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This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements regarding, among other things, the additional revenue opportunities, profitability goals, cost efficiencies, and improvement of overall productivity of operations resulting from the reorganization of NEON's business, are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies, will be successful, the sufficiency of NEON Systems' working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 28, 2002 and its subsequent Form 10-Qs for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements

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NEON, Shadow and ShadowDirect are registered trademarks and ShadowConnect, iWave
Helpdesk Integrator, iWave, and the NEON logo are trademarks of NEON Systems, Inc. in the USA and in other select countries. All other trademarks are the property of their respective owners.